Exhibit 99.1

BioSig Completes 100th Patient Case with PURE EP(tm) System

-	Commercialization and install plan ahead of schedule
-	Installations at new centers are driving patient enrollments and clinical data collection

Westport, CT, February 19, 2020 /GLOBE NEWSWIRE/ — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company developing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company successfully completed 100 patient cases with its PURE EP(tm) System.

The Company initiated its first clinical trial in November 2019, and is currently enrolling patients at Texas Cardiac Arrhythmia Institute at St. David’s Medical Center and Mayo Clinic’s Florida campus. Earlier in 2019 the Company conducted patient cases at Indiana University School of Medicine, Greenville Memorial Hospital, Santa Barbara Cottage Hospital and Texas Cardiac Arrhythmia Institute at St. David’s Medical Center. The Company’s PURE EP(tm) System was used during the procedures on patients with persistent atrial fibrillation, ischemic ventricular tachycardias, PVC, atypical flutters and other types of complex arrhythmias.

Clinical observations collected with PURE EP(tm) System were recently presented by Andrea Natale, M.D., Executive Medical Director, Texas Cardiac Arrhythmia Institute at St. David’s Medical Center during the 25th Annual International AF Symposium. Management is encouraged by the level of interest in commercial deployments from over 40 leading U.S. based medical centers generated at this event.

“We are responding to the requests in a methodical fashion in order to assess and meet the needs of these centers. We are running ahead of our plans stated in our November 2019 shareholder letter, based on the number of centers we are currently engaging to discuss potential new installations,” commented Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc. The Company’s most recent Shareholder Letter stated the intentions to install PURE EP(tm) System at up to nine new centers leading up to the Heart Rhythm Society’s annual convention in May 2020.

About BioSig Technologies
BioSig Technologies is a medical technology company developing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119